UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2018

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8 — Other Events
Item 8.01 — Other Events
Certain Litigation and Supplemental Information to the Definitive Proxy Statement
As previously announced, on August 27, 2018, Aspen Insurance Holdings Limited (“Aspen”) entered into an Agreement and Plan of Merger, with Highlands Holdings, Ltd., a Bermuda exempted company (“Parent”) and Highlands Merger Sub, Ltd., a Bermuda exempted company and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into Aspen with Aspen surviving such merger as the surviving company and as a wholly-owned subsidiary of Parent (the “Merger”). In connection with the merger, Aspen has filed a definitive proxy statement (the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2018.
A stockholder of Aspen has filed a putative class action complaint in the United States District Court of the District of New York, captioned Kent v. Aspen Insurance Holdings Limited, et al. The Kent action names as defendants Aspen and the members of Aspen’s board of directors, and alleges claims under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended. The complaint alleges, among other things, that the Definitive Proxy Statement omits or misstates various facts concerning the financial analyses performed by the financial advisors to Aspen. The complaint purports to seek, among other things, injunctive relief, money damages and attorneys’ and expert fees and expenses.
The supplemental disclosure to the Definitive Proxy Statement set forth in this Current Report on Form 8-K should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from information contained in the Definitive Proxy Statement, the information in this Current Report on Form 8-K shall supersede such information contained in the Definitive Proxy Statement. Defined terms not defined herein have the meanings set forth in the Definitive Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Definitive Proxy Statement.
Supplemental Information to the Definitive Proxy Statement
The following disclosure supplements and restates the sixth sentence of the first full paragraph on page 49 of the Definitive Proxy Statement in the section entitled “The Merger - Opinions of Aspen’s Financial Advisors - Goldman Sachs and J.P. Morgan Securities LLC - Summary of Material Financial Analyses of Aspen’s Financial Advisors -Illustrative Present Value of Future Share Price Analysis”:
Goldman Sachs then discounted the implied future value per ordinary share of Aspen back to June 30, 2018, using an illustrative discount rate of 7.27%, reflecting an estimate of Aspen’s cost of equity (at the midpoint of the range of estimates of 6.73% to 7.81%).

The following disclosure supplements and restates the first two full paragraphs on page 50 of the Definitive Proxy Statement in the section entitled “The Merger - Opinions of Aspen’s Financial Advisors - Goldman Sachs and J.P. Morgan Securities LLC - Summary of Material Financial Analyses of Aspen’s Financial Advisors - Dividend Discount Analysis - Goldman Sach’s Dividend Discount Analysis”:
Using the Forecasts, Goldman Sachs performed a dividend discount analysis on Aspen to determine a range of equity values for the Company’s 60,489,422 fully diluted ordinary shares outstanding (as provided by Aspen’s management). Using a range of discount rates from 6.73% to 7.81%, reflecting estimates of Aspen’s cost of equity, Goldman Sachs discounted the estimated dividend streams from Aspen for the period 2018 through 2020 as reflected in the Forecasts and the range of terminal values of approximately $2.22 billion to approximately $2.96 billion to derive present values, as of June 30, 2018, of Aspen. Goldman Sachs calculated a range of terminal values for Aspen by applying price to BV multiples ranging from 0.90x to 1.20x to the projected BV of Aspen in 2020 as reflected in the Forecasts. These illustrative BV multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, historical average of price to BV multiples for Aspen. Goldman Sachs derived such illustrative estimated cost of equity by application of CAPM.
This analysis implied an equity value per share of $32.56 to $43.76 per ordinary share of Aspen as of June 30, 2018, based on fully diluted ordinary shares outstanding provided by Aspen’s management.

The following disclosure supplements and restates the third and fourth paragraphs on page 50 of the Definitive Proxy Statement in the section entitled “The Merger - Opinions of Aspen’s Financial Advisors - Goldman Sachs and J.P. Morgan Securities LLC - Summary of Material Financial Analyses of Aspen’s Financial Advisors - Dividend Discount Analysis - J.P. Morgan’s Dividend Discount Analysis”:
J.P. Morgan conducted a dividend discount analysis to determine a range of equity values for the Company’s 60,489,422 fully diluted ordinary shares outstanding (as provided by Aspen’s management), assuming the Company continued to operate as a standalone entity. The range was determined by adding the present value of an estimated future dividend stream for Aspen over a three-year period from 2018 through 2020 using the Forecasts and the present value of a range of estimated terminal values of the ordinary shares at the end of 2020, the range of which is approximately $2.52 billion to approximately $3.55 billion on an undiscounted basis. For purposes of calculating the terminal value, J.P. Morgan was directed by Aspen’s management to use a terminal growth rate of 1.00%-2.00% and a payout ratio of 70% (among other terminal year assumptions). In performing its analysis, J.P. Morgan assumed a cost of equity range of 7.00-8.00%, which range was chosen by J.P. Morgan taking into account macroeconomic assumptions, estimates of risk, Aspen’s capital structure and other appropriate factors.
This analysis implied an equity value per share of $37.17 to $52.39 per ordinary share of Aspen as of June 30, 2018, based on fully diluted ordinary shares outstanding provided by Aspen’s management.
By making these supplemental disclosures, Aspen in no way concedes that such disclosures are material and/or are legally required to be made.
Additional Information and Where to Find It
This Current Report on Form 8-K relates to a proposed merger between Aspen and an affiliate of certain investment funds managed by affiliates of Apollo Global Management, LLC, a leading global alternative investment manager, that is the subject of the Definitive Proxy Statement. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the proxy statement or any other document that Aspen may file with the SEC or send to its shareholders in connection with the proposed merger. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT MAILED TO ASPEN’S SHAREHOLDERS ON OR ABOUT NOVEMBER 7, 2018 AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC OR SENT TO ASPEN’S SHAREHOLDERS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. All documents will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain documents filed by Aspen with the SEC by writing to Investor Relations, c/o Aspen Insurance, 590 Madison Avenue, 7th floor, New York, New York 10022, United States of America, emailing mark.p.jones@aspen.co or visiting Aspen’s website at www.aspen.co.

Participants in the Solicitation
Aspen and its directors, executive officers and other members of management and employees may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Aspen’s directors and executive officers is available in Aspen’s proxy statement filed with the SEC on March 19, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and may be contained in other relevant materials filed with the SEC regarding the merger when they become available. Investors and shareholders should read the Definitive Proxy Statement before making any investment or voting decisions.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K and other written or oral statements made by or on behalf of Aspen contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made under the “safe harbor” provisions of The Private Securities Litigation Reform Act of 1995. In particular, statements using words such as “may,” “seek,” “will,” “likely,” “assume,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “do not believe,” “aim,” “predict,” “plan,” “project,” “continue,” “potential,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” or their negatives or variations, and similar terminology and words of similar import, generally involve future or forward-looking statements. Forward-looking statements reflect Aspen’s current views, plans or expectations with respect to future events and financial performance. They are inherently subject to significant business, economic, competitive and other risks, uncertainties and contingencies. The inclusion of forward-looking statements in this report or any other communication should not be considered as a representation by Aspen or any other person that current plans or expectations will be achieved. Forward-looking statements speak only as of the date on which they are made, and Aspen undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law.
There are or will be important factors that could cause actual results to differ materially from those expressed in any such forward-looking statements, including but not limited to the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement under its terms by either party; required governmental approvals of the Merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule, and adverse regulatory conditions may be imposed in connection with any such governmental approvals; Aspen’s shareholders may fail to approve the Merger; Parent or Aspen may fail to satisfy other conditions required for the completion of the Merger, or may not be able to meet expectations regarding the timing and completion of the Merger; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, reinsurers or suppliers) may be greater than expected following the announcement of the proposed Merger; Aspen may be unable to retain key personnel; the amount of the costs, fees, expenses and other charges related to the proposed Merger may be greater than expected; and other factors affecting actual or future results, operations or conditions disclosed in Aspen’s filings with the SEC, including but not limited to those discussed under Item 1A, “Risk Factors”, in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: November 28, 2018	By:	/s/ Scott Kirk
Name: Scott Kirk
Title: Chief Financial Officer